UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2014

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 12, 2014, Concho Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters listed in Schedule I thereto (the “Underwriters”), in connection with an underwritten public offering of up to 7,475,000 shares of common stock (the “Common Shares”), including the Underwriters’ option to purchase up to an additional 975,000 shares. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-184037) of the Company, filed with and deemed automatically effective by the Securities and Exchange Commission on September 21, 2012. On May 13, 2014, the Underwriters exercised their option to purchase additional shares in full. Closing of the issuance and sale of the Common Shares is expected to occur on May 16, 2014, subject to customary closing conditions. A legal opinion related to the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary objections, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Goldman, Sachs & Co.

The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. Specifically, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as a co-syndication agent and a lender; JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent and a lender; Barclays Bank PLC, an affiliate of Barclays Capital Inc., serves as a lender; BMO Harris Financing, Inc., an affiliate of BMO Capital Markets Corp., serves as a lender; Citibank, N.A., an affiliate of Citigroup Global Markets Inc., serves as a lender; Capital One, National Association, an affiliate of Capital One Securities, Inc., serves as a lender, KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., serves as a lender; Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, serves as a lender; SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., serves as a lender and Wells Fargo Bank National Association, an affiliate of Wells Fargo Securities, LLC, serves as a co-syndication agent and a lender under the Company’s credit facility and will receive a portion of the proceeds from this offering. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated May 12, 2014, by and between Concho Resources Inc. and Goldman, Sachs & Co., as representative of the several underwriters listed in Schedule 1 thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: May 14, 2014	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated May 12, 2014, by and between Concho Resources Inc. and Goldman, Sachs & Co., as representative of the several underwriters listed in Schedule 1 thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).